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                                                                 Exhibit 9

                      FIRST AMENDMENT TO VOTING AGREEMENT


         This First Amendment to Voting Agreement ("Agreement"), dated as of October 17, 1997, is made by and among Gerald McMillan; William H. Griffin, as Trustee of the Morgan Trust; Gerard Smith; Gerard Smith, as Trustee of the Ashleigh Lynch Smith Irrevocable Trust; Gerard Smith, as Trustee of the Alyssa Kay Smith Irrevocable Trust; Mark A. McMillan; Dr. Richard Troutman; Drew Congleton; and ErgoBilt, Inc., a Texas corporation (the "Corporation"). The parties hereto, excluding the Corporation, are hereafter sometimes referred to individually as a "Shareholder" or collectively as the "Shareholders".

1. Section 5.3 of the Voting Agreement dated December 1, 1996 among the original signatories thereto (the "Voting Agreement") is hereby amended as follows:

                 "5.3     Binding Agreement.  This Agreement shall be binding
         upon and inure to the benefit of the parties and their respective successors. It is expressly intended that this Agreement be specifically enforceable only against the Shareholders and their affiliates and not against any subsequent purchaser or unaffiliated transferee of the Shares."

2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

3. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

4. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

5. Counterparts/Fax Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be one and the same document. A facsimile signature of any party to this Agreement shall be regarded as an original.

6. Amendments. Except as amended hereby, the Voting Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of and on the date first above written.


                                      /s/    GERALD MCMILLAN
                                      ------------------------------------------
                                      Gerald McMillan



                                      ------------------------------------------
                                      William H. Griffin, as Trustee of the
                                      Morgan Trust




                                      /s/  GERARD SMITH
                                      ------------------------------------------
                                      Gerard Smith
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                                      /s/   GERARD SMITH
                                      ------------------------------------------
                                      Gerard Smith, as Trustee of the Ashleigh
                                      Lynch Smith Irrevocable Trust dated as of
                                      June 1, 1996



                                      /s/   GERARD SMITH
                                      ------------------------------------------
                                      Gerard Smith, as Trustee of the Alyssa
                                      Kay Smith Irrevocable Trust Dated as of
                                      June 1, 1996



                                      /s/   MARK A. MCMILLAN
                                      ------------------------------------------
                                      Mark A. McMillan


                                      ------------------------------------------
                                      Dr. Richard Troutman



                                      /s/   DREW CONGLETON
                                      ------------------------------------------
                                      Drew Congleton



                                      ERGOBILT, INC.

                                      By:   /s/   GERARD SMITH
                                         ---------------------------------------
                                         Gerard Smith, President



         By signing below, the undersigned hereby agree to be bound by the terms of the Voting Agreement, as amended by this First Amendment to Voting Agreement, and as may be further amended from time to time, as though each of the undersigned were an original signatory to the Voting Agreement.


                                      THE CONGLETON FAMILY LIMITED PARTNERSHIP, a Texas limited partnership


                                      By:  /s/    DREW J. CONGLETON
                                         ---------------------------------------
                                         Drew J. Congleton, a General Partner


                                      By:  /s/    DARCIE A. CONGLETON
                                         ---------------------------------------
                                         Darcie A. Congleton, a General
                                         Partner


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                                      CARTER CREEK INVESTMENTS, LTD.


                                      By:  River Forest Investments, Inc.,
                                           its Managing Partner


                                      By:  /s/   MARK A. MCMILLAN
                                         ---------------------------------------
                                         Mark A. McMillan, President








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